UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2016

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368 (Commission File Number)	44-0236370 (IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 625-5100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On October 20, 2016, The Empire District Electric Company (the “Company”) entered into a First Amendment to its Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), Swingline Lender and Issuing Bank, and the other lenders party thereto.

The First Amendment modifies the Credit Agreement’s Change of Control definition such that the Company’s pending merger with Liberty Sub Corp., a Kansas corporation and a subsidiary of Liberty Utilities (Central) Co., a Delaware corporation (the “Merger”) will not trigger a Change of Control thereunder. The Credit Agreement will remain in place after the Merger closing.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 10.1 hereto and is hereby incorporated into this Item 1.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1

First Amendment, dated as of October 20, 2016, to the Credit Agreement, dated as of October 20, 2014, among The Empire District Electric Company, Wells Fargo Bank, as Administrative Agent, Swingline Lender and Issuing Bank, and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By:	/s/ Laurie A. Delano
	Name:	Laurie A. Delano
	Title:	Vice President - Finance & Chief Financial Officer

Dated:  October 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment, dated as of October 20, 2016, to the Credit Agreement, dated as of October 20, 2014, among The Empire District Electric Company, Wells Fargo Bank, as Administrative Agent, Swingline Lender and Issuing Bank, and the lenders named therein.